SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            FORM 8-A

 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
                  SECTION 12(b) OR (g) OF THE
                SECURITIES EXCHANGE ACT OF 1934


                       SPRINT CORPORATION
     (Exact name of registrant as specified in its charter)


         Kansas					     48-0457967
 (State of incorporation 			 (I.R.S. Employer
     or organization)				Identification No.)


      P.O. Box 11315
     Kansas City, MO					64112
(Address of principal executive offices)	   (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                Name of each exchange on which
to be so registered          	     each class is to be registered
PCS Group Rights                       New York Stock Exchange


     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. [ ]

     If this Form relates to the registration of a class of
securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the
following box.           [  ]

Securities to be registered pursuant to Section 12(g) of the Act:


                              None
                        (Title of class)

Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

       The description of the PCS Group Rights of Sprint Corporation (the "Registrant") registered herein is contained under the caption "Anti-Takeover Considerations -- Sprint Rights Plan" of the Registrant's Prospectus/Proxy Statement that forms a part of the Registrant's Registration Statement on Form S-4 (the "Registration Statement") that was filed with the Securities and Exchange Commission on October 1, 1998 (File No. 333-65173).
Such description is hereby incorporated by reference herein pursuant to Rule 12b-23 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").


Item 2.        EXHIBITS.

       4.1 Rights Agreement dated as of June 9, 1997, between the Registrant and UMB Bank, n.a., as Rights Agent (filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated June 12, 1997 (File No. 1-4721) and incorporated herein by reference).

       4.2 Form of Amended and Restated Rights Agreement between the Registrant and UMB Bank, n.a., as Rights Agent (filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated June 29, 1998 and incorporated herein by reference), which includes as Exhibit A-1, the Amended and Restated Certificate of Designation, Preferences and Rights of Preferred Stock -- Sixth Series; as Exhibit A-2, the Certificate of Designation, Preferences and Rights of Preferred Stock -- Eighth Series; as Exhibit B-1, the Form of FON Group Rights Certificate; as Exhibit B-2, the Form of PCS Group Rights Certificate; as Exhibit B-3, the Form of Old Class A Rights Certificate; and as Exhibit B-4, the Form of Series DT Rights Certificate.

                           SIGNATURE

     Pursuant to the requirements of Section 12 of the Exchange
Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   SPRINT CORPORATION


Date:  November 10, 1998           By: /s/ Don A. Jensen
                                      Don A. Jensen
                                      Vice President